UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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GETTY IMAGES, INC.

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THE FOLLOWING PRESS RELEASE WAS DISTRIBUTED ON MAY 23, 2008.

Getty Images Announces Special Meeting of Stockholders

SEATTLE, May 23, 2008 – Getty Images, Inc. (NYSE:GYI), the world’s leading creator and distributor of visual content and other digital media, announced today that it has called a special meeting of its stockholders, to be held at 9:00 a.m. Pacific time on Friday, June 20, 2008, at its headquarters at 601 North 34th Street, Seattle, Washington 98103, to consider and vote on the proposal to adopt the previously disclosed Agreement and Plan of Merger, dated as of February 24, 2008, by and among Getty Images, Abe Investment, L.P. and Abe Acquisition Corp. under which Getty Images would be acquired by affiliates of the private equity firm Hellman & Friedman LLC. Stockholders of record as of the close of business on Tuesday, May 20, 2008 will be entitled to vote at the special meeting.

About Getty Images

Getty Images is the world’s leading creator and distributor of still imagery, footage and multi-media products, as well as a recognized provider of other forms of premium digital content, including music. Getty Images serves business customers in more than 100 countries and is the first place creative and media professionals turn to discover, purchase and manage images and other digital content. Its award-winning photographers and imagery help customers produce inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Visit Getty Images at http://www.gettyimages.com to learn more about how the company is advancing the unique role of digital media in communications and business, and enabling creative ideas to come to life.

Forward-Looking Statements

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about our business as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by us as well as from risks and uncertainties beyond our control. These risks and uncertainties include, among others, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the possibility that the Company would be required to pay a termination fee in connection therewith; (ii) the outcome of any legal proceedings that may be instituted against Getty Images and others following announcement of the merger agreement; (iii) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (v) the ability to recognize the benefits of the merger; (vi) the amount of the costs, fees, expenses and charges related to the merger; (vii) currency fluctuations; (viii) the Company’s ability to integrate and grow recently acquired businesses and pursue new business strategies; (ix) changes in the economic, political, competitive and technological environments; and (x) system security, upgrades, updates and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by us with the Securities and Exchange Commission, in particular our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and Annual Report on Form 10-K for the year ended December 31, 2007.

Contacts

Investors:

Tom Oberdorf

SVP, Chief Financial Officer

206.925.6005

tom.oberdorf@gettyimages.com

Media:

Edelman for Getty Images

Susan Stillings / Cara Jacobson

212.704.4559 / 206.268.2203

susan.stillings@edelman.com

cara.jacobson@edelman.com

Getty Images

Bridget Russel

Director, Communications

206.925.6405

bridget.russel@gettyimages.com

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